   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------


OCCIDENTAL PETROLEUM                      DELAWARE                 95-4035997
 CORPORATION
OXY CAPITAL TRUST I                       DELAWARE                APPLIED FOR
OXY CAPITAL TRUST II                      DELAWARE                APPLIED FOR
OXY CAPITAL TRUST                         DELAWARE                APPLIED FOR
 III
(EXACT NAME OF REGISTRANT AS    (STATE OR OTHER JURISDICTION    (I.R.S. EMPLOYER
 SPECIFIED IN ITS CHARTER)    OF INCORPORATION OR ORGANIZATION)  IDENTIFICATION
                                                                      NO.)

                           10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 208-8800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
    INCLUDING AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                           DONALD P. DE BRIER, ESQ.
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                       OCCIDENTAL PETROLEUM CORPORATION
                           10889 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 208-8800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        (See Calculation of Registration Fee on following page)

                               ----------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                       PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM
                                                      AGGREGATE      AGGREGATE     AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE   OFFERING PRICE    OFFERING    REGISTRATION
 SECURITIES TO BE REGISTERED(1)    REGISTERED(1)(2)  PER UNIT(3)    PRICE(3)(4)      FEE(5)
----------------------------------------------------------------------------------------------
Debt Securities.................
----------------------------------------------------------------------------------------------
Preferred Securities of
Oxy Capital Trust I,
Oxy Capital Trust II and
Oxy Capital Trust III...........
----------------------------------------------------------------------------------------------
Guarantees of Preferred Securi-
ties of Oxy Capital Trust I,
Oxy Capital Trust II and
Oxy Capital Trust III
by Occidental(4)................
----------------------------------------------------------------------------------------------
Total...........................    $1,400,000,000       100%      $1,400,000,000   $389,200
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Such indeterminate principal amount of Debt Securities and Guarantees and such indeterminate number of Preferred Securities as may from time to time be issued at indeterminate prices, with an aggregate public offering price not to exceed $1,400,000,000. Certain Debt Securities may be issued and sold to any or all of Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III, in which event such Debt Securities may later be distributed to the holders of Preferred Securities.

(2) In United States dollars or the equivalent thereof in one or more foreign currencies, composite currencies or currency units as shall result in an aggregate initial offering price for all securities of $1,400,000,000. If any of the Debt Securities are issued at a discount from their principal amount, the principal amount will be increased such that the aggregate initial offering price will equal $1,400,000,000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.

(4) Such amount represents (a) the principal amount of any Debt Securities issued at their principal amounts, (b) the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, and (c) the issue price of any Preferred Securities.

(5) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of Occidental under the Indentures and any supplemental indentures thereto and pursuant to the Declarations of Trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III, each as described in the registration statement. All obligations under the Declarations of Trust, including the indemnity obligation, are included in the back-up undertakings.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 1998

PROSPECTUS

                                 $1,400,000,000
                                 [LOGO OF OXY]
                        OCCIDENTAL PETROLEUM CORPORATION

            Senior Debt Securities and Subordinated Debt Securities

                              OXY CAPITAL TRUST I
                              OXY CAPITAL TRUST II
                             OXY CAPITAL TRUST III

       Preferred Securities Guaranteed To The Extent Set Forth Herein By
                        Occidental Petroleum Corporation

--------------------------------------------------------------------------------
OCCIDENTAL:

 . will pay principal, premium (if any) and interest on its senior debt securities and, subject to payment of its senior debt securities, on its subordinated debt securities; and
 . will guarantee the payment by each trust of the preferred securities based on several obligations described in this prospectus.

THE TRUSTS:
Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III are
Delaware business trusts. Each trust will:
 .  sell preferred securities (representing undivided beneficial interests in the trust) to the public;
 .  sell common securities (representing undivided beneficial interests in the trust) to Occidental;
 .  use the proceeds from these sales to buy an equal amount of subordinated debt securities of Occidental; and
 . distribute the cash payments it receives on the subordinated debt securities it owns to the holders of the preferred and common securities.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

   THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A
                             PROSPECTUS SUPPLEMENT.

                  The date of this prospectus is      , 199 .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements................................................    2
About This Prospectus.....................................................    3
Where You Can Find More Information.......................................    4
Occidental................................................................    5
The Trusts................................................................    5
Use of Proceeds...........................................................    6
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
 and Preferred Stock Dividends............................................    6
Description of Securities.................................................    6
Description of Senior Debt Securities.....................................    7
Description of Subordinated Debt Securities...............................   16
Description of Preferred Securities.......................................   24
Description of Preferred Securities Guarantees............................   29
Relationship among Preferred Securities, Preferred Securities Guarantees
 and Subordinated Debt Securities Held by Each Trust......................   32
Plan of Distribution......................................................   33
Legal Opinions............................................................   34
Experts...................................................................   34

                           FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements, including those identified by the words "believes," "anticipates," "expects" and similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about Occidental, including, among other things:

  .  global commodity pricing fluctuations;

  .  competitive pricing pressures;

  .  higher than expected costs including feedstocks;

  .  the supply and demand considerations for our products;

  .  any general economic recession domestically or internationally; and

  . not successfully completing any expansion, capital expenditure, acquisition or divestiture.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur.

You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplements. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                             ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement Occidental filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, Occidental may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of $1,400,000,000. This prospectus provides you with a general description of the securities Occidental may offer. Each time Occidental sells securities, Occidental will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

Occidental files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information concerning Occidental can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Occidental. Occidental's Common Stock is listed and traded on the New York Stock Exchange ("NYSE"). These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement filed with the SEC by Occidental and the trusts. The full registration statement can be obtained from the SEC as indicated above or from Occidental.

The SEC allows Occidental to "incorporate by reference" the information it files with the SEC. This permits Occidental to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. Occidental incorporates by reference the following documents which have been filed with the SEC:

 .  Annual Report on Form 10-K for the year ended December 31, 1997;

 .  Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June
   30, 1998 and September 30, 1998; and

 .  Current Reports on Form 8-K, dated January 26, 1998, January 30, 1998,
   January 31, 1998, February 10, 1998, February 11, 1998, February 12, 1998,
   April 1, 1998, April 20, 1998, May 15, 1998 (2 reports), July 20, 1998,
   September 25, 1998, October 21, 1998 and November 16, 1998.

Occidental also incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") until Occidental or the trusts sell all of the debt securities and preferred securities.

Occidental will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be directed to Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024, Attn: James R. Havert, Vice President and Treasurer; telephone: (310) 208-8800.

There are no separate financial statements of the trusts in this prospectus. Occidental does not believe such financial statements would be helpful because:

 . The trusts are direct or indirect wholly-owned subsidiaries of Occidental, which files consolidated financial information under the Exchange Act.

 . The trusts do not have any independent operations other than issuing the preferred and common securities and purchasing the subordinated debt securities.

 . Occidental guarantees the preferred securities of the trusts as described in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Occidental has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Occidental is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information Occidental has previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Occidental's business, financial condition, results of operations and prospects may have changed since that date.

OCCIDENTAL

Occidental explores for, develops, produces and markets crude oil and natural gas and manufactures and markets a variety of chlorovinyls (including basic chemicals and polymers and plastics), specialty chemicals and petrochemicals. Occidental conducts its principal operations through two subsidiaries, Occidental Oil and Gas Corporation and Occidental Chemical Corporation, and its 29.5% interest in the Equistar Chemicals, LP petrochemicals partnership. Occidental's executive offices are located at 10889 Wilshire Boulevard, Los Angeles, California 90024; telephone (310) 208-8800.

THE TRUSTS

Occidental created three Delaware business trusts pursuant to three Declarations of Trust. The trusts are named Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III. Occidental will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Declaration is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each trust will exist solely to:

 .  issue and sell its preferred and common securities;

 . use the proceeds from the sale of its preferred and common securities to purchase a series of Occidental's subordinated debt securities;

 .  maintain its status as a grantor trust for federal income tax purposes; and

 . engage in other activities that are necessary or incidental to these purposes.

Occidental will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining 97% of such trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Occidental defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

The preferred securities will be guaranteed by Occidental as described later in this prospectus.

Occidental has appointed five trustees to conduct each trust's business and affairs:

 .  The Bank of New York ("Property Trustee");

 .  The Bank of New York (Delaware) ("Delaware Trustee"); and

 .  Three Occidental officers ("Regular Trustees").

Only Occidental, as owner of the common securities, can remove or replace the trustees. In addition, Occidental can increase or decrease the number of trustees. However, the majority of trustees will always be Regular Trustees.

Occidental will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except such trust's obligations under the related preferred and common securities.

The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

USE OF PROCEEDS

The net proceeds Occidental receives from the sale of securities offered under this prospectus will be used for general corporate purposes, including the retirement of outstanding debt. Each trust will use all proceeds from the sale of the common and preferred securities to purchase subordinated debt securities of Occidental. The prospectus supplement with respect to any offering of securities may identify different or additional uses for the proceeds of such offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Occidental's total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends based on the historical results of Occidental and its subsidiaries. For the purpose of calculating these ratios, earnings consist of income from continuing operations before income taxes (other than foreign oil and gas taxes) and fixed charges. Fixed charges include interest and debt expense, including the proportionate share of interest and debt expense of 50-percent-owned equity investments and the portion of lease rentals representative of the interest factor.

                                                                          NINE
                                                                         MONTHS
                                                                          ENDED
                                             YEARS ENDED DECEMBER 31,   SEPT. 30,
                                             -------------------------  ---------
                                             1997 1996 1995 1994  1993  1998 1997
                                             ---- ---- ---- ----  ----  ---- ----
Ratio of Earnings to Fixed Charges.........  1.55 2.08 1.75  (a)   (a)  2.28 2.45
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends.............  1.28 1.53 1.45  (b)   (b)  2.19 1.96

(a) Earnings were inadequate to cover fixed charges by $298 million in 1994 and $224 million in 1993.

(b) Earnings were inadequate to cover fixed charges and preferred stock dividends by $395 million in 1994 and $272 million in 1993.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the preferred securities, and the preferred securities guarantee. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security. For more information please refer to (1) the indenture (the "Senior Indenture") among Occidental and The Bank of New York, as trustee ("Senior Indenture Trustee"), relating to issuance of each series of senior debt securities, (2) the indenture (the "Subordinated Indenture") among Occidental and The Bank of New York, as trustee (the "Subordinated Indenture Trustee") relating to issuance of each series of subordinated debt securities, (3) the Declaration of each trust, and (4) Occidental's guarantee of the preferred securities issued by each trust (the "Preferred Securities Guarantees"). Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF SENIOR DEBT SECURITIES

GENERAL

Below is a description of certain general terms of the senior debt securities. The description does not purport to be complete and is subject to and qualified in its entirety by reference to the Senior Indenture. The particular terms of a series of senior debt securities will be described in a prospectus supplement.

The senior debt securities will rank equally with all of Occidental's senior and unsubordinated debt. The Senior Indenture does not limit the amount of senior debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other unsecured debt.

Occidental will issue the senior debt securities under the Senior Indenture. The Senior Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Indenture is filed as an exhibit to the registration statement which includes this prospectus.

Each prospectus supplement will describe the following terms relating to a series of senior debt securities:

 .  the title;

 .  any limit on the amount that may be issued;

 . whether or not such series of senior debt securities will be issued as registered securities, bearer securities or both;

 . the price at which such series of senior debt securities will be issued, which may be at a discount;

 . whether or not such series of senior debt securities will be issued in global form, the terms and who the depository will be;

 .  the maturity date(s);

 . the person to whom any interest will be payable on any registered security, if other than the person in whose name such security is registered at the close of business on the regular record date;

 . the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

 . the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Occidental may be served;

 . the period(s) within which, and the price(s) at which, such series of senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

 . any mandatory or optional sinking fund provisions or any provisions for remarketing the securities and other related terms and provisions;

 . the denominations in which such series of senior debt securities will be issued, if other than denominations of $1,000 in the case of registered securities and any integral multiple thereof, and in the case of bearer securities, if other than denominations of $5,000 and $100,000;

 . the currency or currencies, including composite currencies or currency units, for which such series of senior debt securities may be denominated or in which payment of the principal of and interest, if any, on such series of senior debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether such series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

 . if the amounts of payments of principal of and interest, if any, on such series of senior debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which such series of senior debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto.

 . if other than the principal amount thereof, the portion of the principal amount of such series of senior debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

 .  if other than as defined in the Senior Indenture, the meaning of "Business
   Day" when used with respect to such series of senior debt securities;

 .  if such series of senior debt securities may be issued or delivered
   (whether upon original issuance or upon exchange of a temporary security of such series of otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Senior Indenture, the forms and terms of such certificates, documents or conditions;

 . any addition to, or modification or deletion of, any event of default, covenant of Occidental or other term or provision specified in the Senior Indenture with respect to such series of senior debt securities; and

 .  any other terms (which terms may be inconsistent with the Senior
   Indenture).

CONSOLIDATION, MERGER OR SALE

The Senior Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of such transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Senior Indenture and the senior debt securities and be organized and existing under U.S. laws.

LIMITATION ON LIENS

Occidental will not, nor will it permit any Consolidated Subsidiary (as defined below) to, incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the Securities are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to: (1) Liens (as defined below) existing on the date of the Senior Indenture; (2) Liens existing on property of, or on any shares of stock or Indebtedness of, any corporation at the time such corporation becomes a Consolidated Subsidiary; (3) Liens in favor of Occidental or a Consolidated Subsidiary; (4) Liens in favor of governmental bodies to secure progress, advance or other payments; (5) Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof; and (6) any extension, renewal or refunding of any Liens referred to in the foregoing clauses (1) through (5). Notwithstanding the foregoing, Occidental and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt, together with the Discounted Rental Value (as defined below) in respect of sale and leaseback transactions subject to the restrictions discussed in the following paragraph (excluding sale and leaseback transactions exempted from such restrictions pursuant to clause (1) or (2) of the last sentence of such paragraph), would not exceed 10% of consolidated Net Tangible Assets (as defined below) of Occidental and its Consolidated Subsidiaries.

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

Occidental will not nor will it permit any Consolidated Subsidiary to sell and lease back any Principal Domestic Property (as defined below) unless: (1) the sale has occurred within 360 days after the later of the acquisition, completion of construction or commencement of full operations of the Principal Domestic Property; (2) Occidental or such Consolidated Subsidiary could subject such Principal Domestic Property to a Lien pursuant to the provisions described above under "Limitation on Liens" in an amount equal to the Discounted Rental Value with respect to the sale and leaseback transaction without equally and ratably securing the Securities; or (3) Occidental or such Consolidated Subsidiary, within 120 days after such sale, applies or causes to be applied to the retirement of its Funded Debt (as defined below) an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (a) the net proceeds of the sale of the Principal Domestic Property leased pursuant to such arrangement or (b) the fair value (as determined in any manner approved by the Board of Directors of Occidental) of the Principal Domestic Property so leased. This restriction will not apply to any sale and leaseback transaction (1) between Occidental and a Consolidated Subsidiary or between Consolidated Subsidiaries or (2) involving the taking back of a lease for a period, including renewals, of not more than three years.

CERTAIN DEFINITIONS

"Consolidated Subsidiary" means any Subsidiary included in the financial statements of Occidental and its Subsidiaries prepared on a consolidated basis in accordance with generally accepted accounting principles.

"Discounted Rental Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (after deducting the amount of rent to be received by such Person under noncancelable subleases) required to be paid by such Person under such lease during the remaining noncancelable term thereof (including any such period for which such lease has been extended or may. at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum of 11 3/4%. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. If and to the extent the amount of any rent during any future period is not definitely determinable under the lease in question, the amount of such rent shall be estimated in such reasonable manner as the Board of Directors of Occidental may in good faith determine.

"Funded Debt" means all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing.

"Lien" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money but excluding any security interest which a lessor may be deemed to have under a lease and any lien which may be deemed to exist under a Production Payment or under any subordination arrangement. "Production Payment" means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

"Net Tangible Assets" of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with generally accepted accounting principles, after deducting from such total, without duplication of deductions, (1) all Current Liabilities of such Person;
(2) that portion of the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (3) the amount, if any, at which any stock of such Person appears on the asset side of such balance sheet.

"Principal Domestic Property" means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which as of the date of the Indenture is or thereafter is owned or leased by Occidental or any Consolidated Subsidiary and which is located in the continental United States (provided, however, that any such property or plant declared by the Board of Directors by Board Resolution not to be of material importance to the business of Occidental and its Consolidated Subsidiaries taken as a whole will be excluded from the foregoing definition).

"Secured Debt" means any Indebtedness of Occidental or any Consolidated Subsidiary, secured by a Lien on any Principal Domestic Property or on any shares of stock or on any Indebtedness of any Consolidated Subsidiary which owns any Principal Domestic Property.

EVENTS OF DEFAULT UNDER THE SENIOR INDENTURE

The following are events of default under the Senior Indenture with respect to any series of senior debt securities issued:

 . failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

 .  failure to pay the principal (or premium, if any) when due;

 . failure to observe or perform any other covenant contained in the senior debt securities or the Senior Indenture (other than a covenant specifically benefitting only another series of senior debt securities), and such failure continues for 60 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

 . acceleration of more than $50,000,000 of debt of Occidental, and such debt is not discharged or such acceleration is not cancelled within 20 days after Occidental receives notice from the Senior Indenture Trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series;

 .  certain events of bankruptcy, insolvency or reorganization of Occidental;
   and

 . any other event of default specified in the prospectus supplement relating to such series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, the Senior Indenture Trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, by notice in writing to Occidental (and to the Senior Indenture Trustee if notice is given by such holders), may declare the principal of (or if such senior debt securities are discount securities, the portion of the principal amount as specified in the applicable prospectus supplement), premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding:

 .  payment of principal or interest; or

 . covenants that cannot be modified or amended without the consent of each holder of any outstanding senior debt securities affected (as described under "Modification of Senior Indenture; Waiver" below).

Any such waiver shall cure such default or event of default.

Subject to the terms of the Senior Indenture, if an event of default under the Senior Indenture shall occur and be continuing, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless such holders have offered the Senior Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee, or exercising any trust or power conferred on the Senior Indenture Trustee, with respect to the senior debt securities of that series, provided that:

 . the direction given to the Senior Indenture Trustee is not in conflict with any law or the Senior Indenture;

 . the Senior Indenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

 . the Senior Indenture Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the Senior Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

 . the holder has given written notice to the Senior Indenture Trustee of a continuing event of default with respect to that series;

 . the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to, and such holders have offered reasonable indemnity to, the Senior Indenture Trustee to institute such proceedings as trustee; and

 . the Senior Indenture Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions, within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the senior debt securities.

Occidental will periodically file statements with the Senior Indenture Trustee regarding its compliance with certain of the covenants in the Senior Indenture.

MODIFICATION OF SENIOR INDENTURE; WAIVER

Occidental and the Senior Indenture Trustee may change the Senior Indenture without the consent of any holders with respect to certain matters, including:

 . evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Senior Indenture and the securities of such series;

 . adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of such series of senior debt securities, or to surrender any right or power the Senior Indenture confers upon Occidental;

 .  evidencing and providing for the acceptance of appointment under the Senior
   Indenture of a successor Senior Indenture Trustee with respect to the securities of one or more series and to add to or change any provisions of the Senior Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Senior Indenture Trustee;

 .  fixing any ambiguity or correcting any inconsistency in the Senior
   Indenture; and, provided, that no such action shall adversely affect the interests of the holders of such senior debt securities;

 .  adding, changing or eliminating any provisions of the Senior Indenture
   (which addition, change or elimination may apply to one or more series of senior debt securities), provided that any such addition, change or elimination neither (a) applies to any security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision nor (b) modifies the rights of holders of any such security with respect to such provisions;

 .  securing the securities; or

 . changing anything else that does not adversely affect the interests of any holder of senior debt securities.

In addition, under the Senior Indenture, the rights of holders of a series of senior debt securities may be changed by Occidental and the Senior Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, the following changes, among other things, may be made only with the consent of each holder of any outstanding senior debt securities affected:

 .  changing the maturity of such series of senior debt securities;

 . reducing the principal amount of a discount security payable upon declaration of acceleration;

 . reducing the principal amount, reducing the rate, of or extending the time of payment of interest or reducing any premium payable upon the redemption of any such senior debt securities;

 . changing the place or currency of payment of principal or interest, if any, on any such senior debt securities;

 . impairing the right to institute suit for the enforcement of any payment on or with respect to any such senior debt securities; and

 . modifying any of the foregoing requirements or reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

FORM, EXCHANGE, AND TRANSFER

The senior debt securities of each series may be issued as registered securities (with or without coupons), as bearer securities or both. Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and $100,000. Subject to the terms of the Senior Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Senior Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, senior debt securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for such purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the senior debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Senior Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any senior debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If the senior debt securities of any series are to be redeemed, Occidental will not be required to:

 . issue, register the transfer of, or exchange any senior debt securities of, that series during a period beginning at the opening of business 15 days before any selection of any such senior debt securities to be redeemed and ending, in the case of registered securities, at the close of business on the day of mailing of the relevant notice of redemption and, in the case of bearer securities, the first publication date of such notice, or if the senior debt securities of such series are also issuable as registered securities and there is no publication, at the close of business on the day of mailing of such notice;

 . in the case of registered securities, register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such registered security being redeemed in part; or

 . in the case of bearer securities, exchange any senior debt securities so selected for redemption, except to exchange such bearer security for a registered security that is immediately surrendered for redemption.

GLOBAL SECURITIES

The senior debt securities of each series may be issued in whole or in part in global form. A senior debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global senior debt security may not be transferred, except as a whole among the depositary for such senior debt security and/or its nominees and/or successors. If any senior debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interest in any such global security may exchange such interests for definitive senior debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global senior debt security and the specific terms of the depositary arrangement with respect to any such global senior debt security.

DISCHARGE

Unless otherwise indicated in an applicable prospectus supplement, Occidental may terminate at any time its obligations under the Senior Indenture with respect to any series of senior debt securities by (1)(a) delivering all of the outstanding securities of that series to the Senior Indenture Trustee to be cancelled or (b) depositing with the Senior Indenture Trustee funds or non-callable United States government obligations sufficient to pay all remaining principal and interest on the series of senior debt securities and (2) complying with certain other provisions of the Senior Indenture.

If Occidental elects to satisfy its obligations by depositing United States obligations as described above ("discharge"), such election under present law, is likely to be treated as a redemption of the senior debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder would generally recognize, at the time of discharge, gain or loss for federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by the holder (unless attributable to accrued interest) and (2) the holder's tax basis in the senior debt securities deemed surrendered. After the discharge, each holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged senior debt security would not receive cash (except for current payments of interest on such senior debt security) until the maturity or earlier redemption of such senior debt security. Such tax treatment could affect the purchase price that a holder would receive upon the sale of the senior debt securities.

INFORMATION CONCERNING THE SENIOR INDENTURE TRUSTEE

The Senior Indenture Trustee, other than during the occurrence and continuance of an event of default under the Senior Indenture, undertakes to perform only such duties as are specifically set forth in the Senior Indenture and upon an event of default under the Senior Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Senior Indenture Trustee is under no obligation to exercise any of the powers given it by the Senior Indenture at the request of any holder of senior debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Senior Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements. The Bank of New York provides commercial banking services to Occidental and its affiliates and will act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee under each trust. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign.

PAYMENT AND PAYMENT AGENTS

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any senior debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the senior debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by Occidental, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by wire transfer or by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the Senior Indenture Trustee in the City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series. Any other paying agents initially designated by Occidental for the senior debt securities of a particular series will be named in the applicable prospectus supplement. Occidental will be required to maintain a paying agent in each place of payment for the senior debt securities of a particular series.

Unless otherwise indicated in an applicable prospectus supplement, interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States designated as Occidental may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

All moneys paid by Occidental to a paying agent or the Senior Indenture Trustee for the payment of the principal of or any premium or interest on any senior debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Occidental, and the holder of the security thereafter may look only to Occidental for payment thereof.

GOVERNING LAW

The Senior Indenture and senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

GENERAL

Occidental may sell one or more series of subordinated debt securities pursuant to this prospectus, including one series to each trust.

Below is a description of certain general terms of the subordinated debt securities. The particular terms of a series of subordinated debt securities will be described in a prospectus supplement.

Occidental will issue the subordinated debt securities under the Subordinated Indenture. The Subordinated Indenture will be qualified under the Trust Indenture Act. The form of Subordinated Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of Occidental's other indebtedness to the extent described in a prospectus supplement, other than to Occidental's trade creditors. The Subordinated Indenture does not limit the amount of subordinated debt securities which Occidental may issue, nor does it limit Occidental or its subsidiaries from issuing any other secured or unsecured debt.

Each prospectus supplement will describe the following terms relating to a series of subordinated debt securities:

 .  the title;

 .  any limit on the amount that may be issued;

 . whether or not such series of subordinated debt securities will be issued in global form, the terms and who the depository will be;

 . whether or not such series of subordinated debt securities will be issued as registered securities, bearer securities or both;

 . the extent to which such series of subordinated debt securities will be subordinate and junior to Occidental's other indebtedness;

 . the price at which subordinated debt securities will be issued, which may be at a discount;

 .  the maturity date(s);

 . the annual interest rate(s), if any, (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment date(s) or the method for determining such date(s);

 .  the place(s) where payments shall be payable;

 . Occidental's right, if any, to defer payment of interest and the maximum length of any such deferral period;

 . the date, if any, after which, and the price(s) at which, such series of subordinated debt securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

 . any mandatory or optional sinking fund provisions and other related terms and provisions;

 . the denominations in which such series of subordinated debt securities will be issued, if other than denominations of $25 and any integral multiple thereof; and

 . the currency or currencies, including composite currencies or currency units, for which such series of subordinated debt securities may be denominated or in which payment of the principal of and interest, if any, on such series of subordinated debt securities shall be payable, if other than the currency of the United States of America, and, if so, whether such series of senior debt securities may be satisfied and discharged other than as provided in Article Four of the Senior Indenture;

 . if the amounts of payments of principal of and interest, if any, on such series of subordinated debt securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which such series of subordinated debt securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto.

 . if other than the principal amount thereof, the portion of the principal amount of such series of subordinated debt securities that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

 . if other than as defined in the Subordinated Indenture, the meaning of "Business Day" when used with respect to such series of subordinated debt securities;

 .  if such series of subordinated debt securities may be issued or delivered
   (whether upon original issuance or upon exchange of a temporary security of such series of otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Subordinated Indenture, the forms and terms of such certificates, documents or conditions;

 . the right, if any, to extend the interest payment periods and the duration of the extensions;

 . the terms, if any, pursuant to which any subordinated debt securities will be subordinate to any of Occidental's debt;

 . any addition to, or modification or deletion of, any event of default, covenant or other term or provision specified in the Subordinated Indenture; and

 .  any other terms (which terms shall not be inconsistent with the Subordinated
   Indenture).

CONSOLIDATION, MERGER OR SALE

The Subordinated Indenture generally permits Occidental to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of such transaction. However, any successor or acquiror of such assets must assume all of the obligations of Occidental under the Subordinated Indenture and the subordinated debt securities.

EVENTS OF DEFAULT UNDER THE SUBORDINATED INDENTURE

The following are events of default under the Subordinated Indenture with respect to any series of subordinated debt securities issued:

 . failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

 .  failure to pay the principal (or premium, if any) when due;

 . failure to observe or perform any other covenant contained in the subordinated debt securities or the Subordinated Indenture (other than a covenant specifically benefitting only another series of subordinated debt securities), and such failure continues for 90 days after Occidental receives notice from the Subordinated Indenture Trustee or holders of at least 25% of aggregate principal amount of the outstanding subordinated debt securities of that series;

 .  certain events of bankruptcy, insolvency or reorganization of Occidental;
   and

 . if such series of subordinated debt securities are held by a trust, the voluntary or involuntary dissolution, winding up or termination of the trust that owns the series of subordinated debt securities, except in connection with

  (1) the distribution of such subordinated debt securities to holders of preferred and common securities of such trust;

  (2) the redemption of all of the preferred and common securities of such trust; or

  (3) mergers, consolidations or amalgamations permitted by the Declaration of such trust.

If an event of default with respect to subordinated debt securities of any series occurs and is continuing, the Subordinated Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series, by notice in writing to Occidental (and to the Subordinated Indenture Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of an affected series (or if such subordinated debt securities are held by a trust, the holders of at least a majority in aggregate liquidation amount of the trust's preferred securities) may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding:

 .  payment of principal, premium, if any, or interest; or

 .  certain covenants which require the consent of all holders to amend
   (including, generally, changes to the stated maturity of the subordinated debt securities and a reduction in the vote required to amend or waive provisions of the Subordinated Indenture).

Any such waiver shall cure such default or event of default.

If the subordinated debt securities of any series are held by a trust, and a Declaration Event of Default (as defined under "Description of Preferred Securities--Declaration Events of Default" below) has occurred and is attributable to the failure of Occidental to pay principal, premium, if any, or interest on, such subordinated debt securities, then each holder of the preferred securities of such trust may sue Occidental, or seek other remedies to force payment to such holder of the principal of, premium, if any, or interest on, such subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder.

Subject to the terms of the Subordinated Indenture, if an event of default under the Subordinated Indenture shall occur and be continuing, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of the applicable series of subordinated debt securities, unless such holders have offered the Subordinated Indenture Trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the subordinated debt securities of that series, provided that:

 .  it is not in conflict with any law or the Subordinated Indenture;

 . the Subordinated Indenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

 . the Subordinated Indenture Trustee has not determined that the activity would be unduly prejudicial to the holders not involved in the proceeding.

A holder of the subordinated debt securities of any series will have the right to institute a proceeding under the Subordinated Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

 . the holder has given written notice to the Subordinated Indenture Trustee of a continuing event of default with respect to that series;

 . the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made written request, and such holders have offered reasonable indemnity to the Subordinated Indenture Trustee to institute such proceedings as trustee; and

 . the Subordinated Indenture Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series other conflicting directions, within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of subordinated debt securities if Occidental defaults in the payment of the principal, premium, if any, or interest on, the subordinated debt securities.

Occidental will periodically file statements with the Subordinated Indenture Trustee regarding its compliance with certain of the covenants in the Subordinated Indenture.

MODIFICATION OF SUBORDINATED INDENTURE; WAIVER

Occidental and the Subordinated Indenture Trustee may change the Subordinated Indenture without the consent of any holders with respect to certain matters, including:


 . evidencing the succession of another person to Occidental and the assumption by it of the covenants of Occidental in the Subordinated Indenture and the securities of such series;

 . adding to the covenants, agreements and obligations of Occidental for the benefit of the holders of such series of subordinated debt securities, or to surrender any right or power the Subordinated Indenture confers upon Occidental;

 . evidencing and providing for the acceptance of appointment under the Subordinated Indenture of a successor Subordinated Indenture Trustee with respect to the securities of one or more series and to add to or change any provision of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Subordinated Indenture Trustee;

 .  curing any ambiguity, defect or inconsistency in the Subordinated Indenture;
   provided, that no such action shall adversely affect the interests of the holders of securities;

 .  to add, change or eliminate any provision of the Subordinated Indenture
   (which addition, change or elimination may apply to one or more series of subordinated debt securities), provided that any such addition, change or elimination neither (a) applies to any security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision nor (b) modifies the rights of holders of any such security with respect to such provisions;

 .  to secure the securities; or

 . changing anything else that does not adversely affect the interests of any holder of subordinated debt securities of any series.

In addition, under the Subordinated Indenture, the rights of holders of a series of subordinated debt securities may be changed by Occidental and the Subordinated Indenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding subordinated debt securities of each series that is affected. However, the following changes, among other things, may only be made with the consent of each holder of any outstanding subordinated debt securities affected:

 .  changing the fixed maturity of such subordinated debt securities;

 . reducing the principal amount of a discount security payable upon declaration of acceleration;

 . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any such subordinated debt securities; or

 . modifying any of the foregoing requirements or reducing the percentage of subordinated debt securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

If the consent of the Property Trustee of a trust, as the sole holder of subordinated debt securities held by the trust, is required to consent to any amendment, modification or termination of the Subordinated Indenture, the Property Trustee will request directions from the holders of the preferred securities of the applicable trust.

FORM, EXCHANGE, AND TRANSFER

The subordinated debt securities of each series may be issued as registered securities (with or without coupons), as bearer securities or both. Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $25 and any integral multiple thereof.

At the option of the holder, subject to the terms of the Subordinated Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, subordinated debt securities of any series will be exchangeable for other subordinated debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Occidental or the Subordinated Indenture Trustee) at the office of the Security Registrar or at the office of any transfer agent designated by Occidental for such purpose. Unless otherwise provided in the subordinated debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Occidental may require payment of any taxes or other governmental charges. Occidental has appointed the Subordinated Indenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Occidental for any subordinated debt securities will be named in the applicable prospectus supplement. Occidental may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Occidental will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series.

If the subordinated debt securities of any series are to be redeemed, Occidental will not be required to:

 . issue, register the transfer of, or exchange any subordinated debt securities of that series during a period beginning at the opening of business 15 business days before any selection of subordinated debt securities of such series for redemption and ending at the close of business on the day of mailing of the notice of redemption; or

 . register the transfer of or exchange any subordinated debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt securities being redeemed in part.

GLOBAL SECURITIES

The subordinated debt securities of each series may be issued in whole or in part in global form. A subordinated debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in temporary or definitive form. A global subordinated debt security may not be transferred, except as a whole among the depositary for such subordinated debt securities and/or its nominees and/or successors. If any subordinated debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances, when beneficial owners of interests in any such global security may exchange such interests for definitive subordinated debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global subordinated debt security and the specific terms of the depositary arrangement with respect to any such global subordinated debt security.

DISCHARGE

Unless otherwise indicated in an applicable prospectus supplement, Occidental may terminate at any time its obligations under any series of subordinated debt securities by (1)(a) delivering all of the outstanding securities of that series to the trustee to be cancelled or (b) depositing with the trustee funds or non-callable United State government obligations sufficient to pay all remaining principal and interest on the series of subordinated debt securities and (2) complying with certain other provisions of the Subordinated Indenture.

If Occidental elects to satisfy its obligations as described above ("discharge"), present law is likely to treat such election as a redemption of the subordinated debt securities of that series prior to maturity in exchange for the property deposited in trust. If so, each holder would generally recognize, at the time of discharge, gain or loss for Federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by the holder (unless attributable to accrued interest) and (2) the holder's tax basis in the subordinated debt securities deemed surrendered. After the discharge, each holder would be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust. Each holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a discharged subordinated note would not receive cash (except for current payments of interest on such subordinated note) until the maturity or earlier redemption of such subordinated note. Such tax treatment could affect the purchase price that a holder would receive upon the sale of the subordinated debt securities.

INFORMATION CONCERNING THE SUBORDINATED INDENTURE TRUSTEE

The Subordinated Indenture Trustee, other than during the occurrence and continuance of an event of default under the Subordinated Indenture, undertakes to perform only such duties as are specifically set forth in the Subordinated Indenture and, upon an event of default under the Subordinated Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Subordinated Indenture Trustee is under no obligation to exercise any of the powers given it by the Subordinated Indenture at the request of any holder of subordinated debt securities unless it is offered reasonable security and indemnity by such holder against the costs, expenses and liabilities that it might incur. The Subordinated Indenture Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements. The Bank of New York provides commercial banking services to Occidental and its affiliates, is the Senior Indenture Trustee and will also act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee of each of the trusts. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign.

PAYMENT AND PAYING AGENTS

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any subordinated debt securities on any interest payment date will be made to the person in whose name such subordinated debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the subordinated debt securities of a particular series will be payable at the office of the paying agents designated by Occidental, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the Subordinated Indenture Trustee in The City of New York will be designated as Occidental's sole paying agent for payments with respect to subordinated debt securities of each series. Any other paying agents initially designated by Occidental for the subordinated debt securities of a particular series will be named in the applicable prospectus supplement. Occidental will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

All moneys paid by Occidental to a paying agent or the Subordinated Indenture Trustee for the payment of the principal of or any premium or interest on any subordinated debt securities which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Occidental, as the case may be, and the holder of the security thereafter may look only to Occidental for payment thereof.

GOVERNING LAW

The Subordinated Indenture and subordinated debt securities and will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF PREFERRED SECURITIES

GENERAL

Each Declaration authorizes the Regular Trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Occidental. The subordinated debt securities will be held in trust by the Property Trustee for the benefit of the holders of such preferred and common securities.

Under each Preferred Securities Guarantee, Occidental will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent such trust has funds available to make those payments and has not made such payments. See "Description of the Preferred Securities Guarantees."

The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Occidental under the series of subordinated debt securities held by such trust. If Occidental fails to make a payment on such subordinated debt securities, such trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

Each Preferred Securities Guarantee, when taken together with Occidental's obligations under the related series of subordinated debt securities, the Subordinated Indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the preferred securities issued by a trust.

Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each Property Trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

Each series of preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the relevant Declaration or made part of such Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of such preferred securities will mirror the terms of the subordinated debt securities held by the trust.

The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of such preferred securities, including:

 .  the name of such preferred securities;

 .  the dollar amount and number of securities issued;

 .  any provision relating to deferral of distribution payments;

 . the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

 .  the date from which distributions shall be cumulative;

 . the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which such preferred securities shall be purchased or redeemed, in whole or in part;

 . the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of such preferred securities;

 .  the voting rights, if any, of holders of such preferred securities;

 .  any securities exchange on which such preferred securities will be listed;

 . whether such preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for such global certificates and the specific terms of the depositary arrangements; and

 . any other relevant rights, preferences, privileges, limitations or restrictions of such preferred securities.

Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by such prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

Unless otherwise specified in an applicable prospectus supplement, each Declaration states that the related trust shall be dissolved:

 .  on the expiration of the term of such trust;

 .  upon the bankruptcy of Occidental;

 . upon the filing of a certificate of dissolution or its equivalent with respect to Occidental;

 . upon the filing of a certificate of cancellation with respect to such trust after obtaining the consent of at least a majority in liquidation amount of the preferred and common securities of such trust, voting together as a single class;

 . 90 days after the revocation of the charter of Occidental (but only if the charter is not reinstated during that 90-day period);

 . upon the distribution of the related subordinated debt securities directly to the holders of the preferred and common securities of such trust;

 . upon the redemption of all of the common and preferred securities of such trust; or

 . upon entry of a court order for the dissolution of Occidental, or such trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the preferred and common securities will be entitled to receive:

 . cash equal to the aggregate liquidation amount of each preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

 . subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred and common securities are distributed to the holders of the preferred and common securities.

If such trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on such preferred securities will be paid before any distribution on such common securities.

DECLARATION EVENTS OF DEFAULT

An event of default under the Subordinated Indenture relating to a series of subordinated debt securities is an event of default under the Declaration of the trust that owns these subordinated debt securities (a "Declaration Event of Default"). See "Description of the subordinated debt securities -- Events of Default Under the Subordinated Indenture."

Occidental and the Regular Trustees of a trust must file annually with the Property Trustee for such trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Declaration.

Upon the occurrence of a Declaration Event of Default, the Property Trustee of the applicable trust, as the sole holder of the subordinated debt securities held by such trust, will have the right under the Subordinated Indenture to declare the principal of, premium, if any, and interest on such subordinated debt securities to be immediately due and payable.

If a Property Trustee fails to enforce its rights under the related Declaration or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of such Declaration and the Subordinated Indenture, any holder of the preferred securities issued by the related trust may sue Occidental, or seek other remedies, to enforce the Property Trustee's rights under the Declaration or the Subordinated Indenture without first instituting a legal proceeding against such Property Trustee or any other person.

If Occidental fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by a trust which owns such notes may directly sue Occidental or seek other remedies, to collect its pro rata share of payments owed.

REMOVAL AND REPLACEMENT OF TRUSTEES

Only the holder of a trust's common securities has the right to remove or replace the trustees of such trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for such trust.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUSTS

A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below. A trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its preferred and common securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, if:

 .  the successor entity either

  (1) assumes all of the obligations of the trust relating to its preferred and common securities; or

  (2) substitutes for such trust's preferred and common securities other securities substantially similar to such preferred and common securities ("successor securities"), so long as the successor securities rank the same as such preferred and common securities for distributions and payments upon liquidation, redemption and otherwise;

 . Occidental acknowledges a trustee of such successor entity who has the same powers and duties as the Property Trustee of such trust as the holder of the particular series of subordinated debt securities;

 . the preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other organization that the preferred securities are then listed;

 . the Merger Event does not cause its preferred securities or successor securities to be downgraded by any national rating agency;

 . the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its preferred and common securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

 .  the successor entity has a purpose identical to that of the trust;

 . prior to the Merger Event, Occidental has received an opinion of counsel from a nationally recognized law firm stating that

  (1) such Merger Event does not adversely affect the rights of the holders of the trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

  (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

 . Occidental guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable Preferred Securities Guarantee and the guarantee of the common securities for such trust.

In addition, unless all of the holders of the preferred and common securities approve otherwise, a trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATIONS

The holders of preferred securities have no voting rights except as discussed under "-- Mergers, Consolidations or Amalgamations of the Trust" and "Description of the Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the Declaration for such trust.

A Declaration may be amended if approved by a majority of the Regular Trustees of the applicable trust. However, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect:

  (1) any action that would adversely affect the powers, preferences or special rights of the trust's preferred and common securities, whether by way of amendment to such Declaration or otherwise; or

  (2) the dissolution, winding-up or termination of such trust other than pursuant to the terms of its Declaration,

then the holders of the trust's preferred and common securities as a single class will be entitled to vote on such amendment or proposal. In that case, the amendment or proposal will be effective only if approved by at least a majority in liquidation amount of the preferred and common securities affected by such amendment or proposal.

If any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities of a trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of such affected class.

No amendment may be made to a Declaration if such amendment would:

 . cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

 .  reduce or otherwise adversely affect the powers of the Property Trustee; or

 . cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

 . direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the trust; or

 .  direct the exercise of any trust or power conferred upon such Property
   Trustee under that trust's Declaration, including the right to direct the Property Trustee, as the holder of a series of subordinated debt securities, to

  (1) exercise the remedies available under the Subordinated Indenture with respect to such subordinated debt securities;

  (2) waive any event of default under the Subordinated Indenture that is waivable; or

  (3) cancel an acceleration of the principal of the subordinated debt securities.

However, if the Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities (a "super- majority"), then the Property Trustee for such series must get approval of the holders of a super-majority in liquidation amount of such series of preferred securities.

In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of such action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes.

The Property Trustee of a trust will notify all preferred securities holders of such trust of any notice received from the Subordinated Indenture Trustee with respect to the subordinated debt securities held by such trust.

As described in each Declaration, the Property Trustee may hold a meeting to have preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities that are owned by Occidental or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means

 . Occidental and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

 . any preferred securities owned by Occidental or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING THE PROPERTY TRUSTEES

For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only such duties as are specifically set forth in the applicable Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

The Bank of New York is a participating lender under one of Occidental's revolving credit agreements. The Bank of New York provides commercial banking services to Occidental and its affiliates, is the Senior Indenture Trustee and will act as the Subordinated Indenture Trustee, the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of The Bank of New York will act as the Delaware Trustee of each of the trusts. However, if The Bank of New York acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign.

MISCELLANEOUS

The Regular Trustees of each trust are authorized and directed to conduct the affairs of and to operate such trust in such a way that

 . it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

 . it will be classified as a grantor trust for United States federal income tax purposes; and

 . the subordinated debt securities held by it will be treated as indebtedness of Occidental for United States federal income tax purposes.

Occidental and the Regular Trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that Occidental and the Regular Trustees of such trust determine to be necessary or desirable for such purposes.

Holders of preferred securities have no preemptive or similar rights.

A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

Each Declaration and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

GENERAL

Occidental will execute a Preferred Securities Guarantee, which benefits the holders of preferred securities, at the time that a trust issues those preferred securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee ("Preferred Guarantee Trustee") under each Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act.

The Preferred Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the preferred securities holders of the applicable trust.

Occidental will irrevocably agree, as described in each Preferred Securities Guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments, to the extent not paid by a trust ("Preferred Securities Guarantee Payments"), will be covered by the applicable Preferred Securities Guarantee:

 . any accrued and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

 . the redemption price, to the extent that the trust has funds available to make the payment; and

 .  upon a voluntary or involuntary dissolution and liquidation of the trust
   (other than in connection with a distribution of subordinated debt securities to holders of such preferred securities or the redemption of all such preferred securities), the lesser of:

  (1) the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

  (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

Occidental's obligation to make a Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

No single document executed by Occidental relating to the issuance of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Occidental's obligations under the Subordinated Indenture, the subordinated debt securities and the applicable Preferred Securities Guarantee and Declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each Preferred Securities Guarantee will constitute an unsecured obligation of Occidental and will rank:

 . subordinate and junior in right of payment to all of Occidental's other liabilities (except any guarantee now or hereafter issued by Occidental in respect of any preferred or preference stock of any of its affiliates);

 . equal with any guarantee now or hereafter issued by Occidental in respect of the most senior preferred or preference stock now or hereafter issued by Occidental, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of its affiliates; and

 .  senior to Occidental's common stock.

Each Declaration will require that the holder of preferred securities accept the subordination provisions and other terms of the Preferred

Securities Guarantee. Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue Occidental, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first suing any other person or entity). A Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the applicable preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not adversely affect the rights of holders of a series of preferred securities in any material respect (in which case no consent of such holders will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of such preferred securities (excluding any such preferred securities held by Occidental or any of its affiliates). A description of the way to obtain any approval is described under "Description of the Preferred Securities--Voting Rights; Amendment of Declarations." All guarantees and agreements contained in a Preferred Securities Guarantee will be binding on Occidental's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

An event of default under a Preferred Securities Guarantee occurs if Occidental fails to make any of its required payments or perform its obligations under such Preferred Securities Guarantee.

The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each Preferred Securities Guarantee (excluding any preferred securities held by Occidental or any of its affiliates) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee relating to such Preferred Securities Guarantee or to direct the exercise of any trust or power given to the Preferred Guarantee Trustee under such Preferred Securities Guarantee.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEES

The Preferred Guarantee Trustee under a Preferred Securities Guarantee, other than during the occurrence and continuance of a default under such Preferred Securities Guarantee, will perform only the duties that are specifically described in such Preferred Securities Guarantee. After such a default, the Preferred Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Preferred Guarantee Trustee is under no obligation to exercise any of its powers as described in the applicable Preferred Securities Guarantee at the request of any holder of covered preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each Preferred Securities Guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of such preferred securities. Each Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under such preferred securities or such Preferred Securities Guarantee.

GOVERNING LAW

The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Occidental to the extent described under "Description of the Preferred Securities Guarantees." No single document executed by Occidental in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of such preferred securities. It is only the combined operation of Occidental's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

As long as Occidental makes payments of interest and other payments when due on the subordinated debt securities held by a trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

 . the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

 . the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

 . Occidental shall pay for any and all costs, expenses and liabilities of each trust except such trust's obligations under its preferred securities (and Occidental has agreed to guarantee such payment); and

 . each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

If and to the extent that Occidental does not make payments on such subordinated debt securities, such trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, you will not be able to rely upon the Preferred Securities Guarantee for payment of these amounts. Instead, you may directly sue Occidental or seek other remedies to collect your pro rata share of payments owed. If you sue Occidental to collect payment, then Occidental will assume your rights as a holder of preferred securities under such trust's Declaration to the extent Occidental makes a payment to you in any such legal action.

A holder of any preferred security may sue Occidental, or seek other remedies, to enforce its rights under the applicable Preferred Securities Guarantee without first suing the applicable Preferred Guarantee Trustee, the trust which issued the preferred security or any other person or entity.

PLAN OF DISTRIBUTION

Occidental may sell the senior debt securities or subordinated debt securities and a trust may sell its preferred securities being offered hereby in one or more of the following ways from time to time:

 .  to underwriters for resale to the public or to institutional investors;

 .  directly to institutional investors;

 .  directly to agents;

 .  through agents to the public or to institutional investors; or

 . if indicated in the prospectus supplement, pursuant to delayed delivery contracts or by remarketing firms.

The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to Occidental or the applicable trust, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If a dealer is utilized in the sale of securities, Occidental will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for Occidental. Any remarketing firm will be identified and the terms of its agreement, if any, with Occidental and its compensation will be described in the prospectus supplement.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with Occidental and/or a trust to indemnification by Occidental and/or such trust against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Occidental and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by Occidental or by the trusts for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL OPINIONS

The validity of the senior debt securities, the subordinated debt securities, the Preferred Securities Guarantees and certain matters relating thereto will be passed on for Occidental by Robert E. Sawyer, Esq., Associate General Counsel of Occidental, and for any underwriters by Brown & Wood LLP, Los Angeles, California. Mr. Sawyer beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding common stock of Occidental.

EXPERTS

The consolidated financial statements and financial statement schedule of Occidental and its subsidiaries, for the fiscal year ended December 31, 1997, included or incorporated by reference in Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said film as experts in accounting and auditing in giving said reports.

The statements of financial position of the U.S. Department of Energy Naval Petroleum Reserve No. 1 (NPR-1) as of September 30, 1997 and 1996, and the related statements of operations and changes in net position, and cash flows for the year then ended, which appears in Occidental's Current Report on Form 8-K dated February 10, 1998 (date of earliest event reported) have been incorporated by reference herein and in the registration statement in reliance upon the report dated November 14, 1997 of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Lyondell Contributed Business and Equistar Chemicals, LP which appear in Occidental's Current Report of Form 8-K dated May 15, 1998 have been incorporated by reference herein and in the registration statement in reliance on the report dated July 7, 1998 and the report dated February 16, 1998 of PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of income and cash flows of the Millennium Contributed Business which appear in Occidental's Current Report on Form 8-K dated May 15, 1998 have been incorporated by reference herein and in the registration statement in reliance on the report dated July 9, 1998 of PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be borne by Occidental in connection with the offerings described in this Registration Statement.

   SEC filing fee....................................................  $389,200
   Printing fees and expenses........................................    25,000
   Accounting fees and expenses......................................    35,000
   Rating agency fees................................................   402,750
   Legal fees and expenses...........................................    50,000
   Trustee fees and expenses.........................................    10,500
   Blue sky fees and expenses........................................    10,000
   Miscellaneous.....................................................     2,550
                                                                      ---------
     Total........................................................... $ 925,000
                                                                      =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (DGCL) permits the Board of Directors of Occidental to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of Occidental, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the Securities Act). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

  Occidental's Restated Certificate of Incorporation, as amended, provides for the indemnification of its directors and officers to the fullest extent permitted by the DGCL. Occidental has also entered into indemnification agreements with each director and certain officers providing for additional indemnification. Additionally, Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

  The Declaration of Trust of each trust provides that no Regular Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of such trust or its affiliates (each an Indemnified Person) shall be liable, responsible or accountable in damages or otherwise to such trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

  The Declaration of Trust of each trust also provides that to the fullest extent permitted by applicable law, Occidental shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such

Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions. The Declaration of each trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Occidental prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

  The directors and officers of Occidental and the Regular Trustees of each trust are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act. which might be incurred by them in such capacities.

ITEM 16. EXHIBITS.

  1.1 Form of Underwriting Agreement (Preferred Securities).**
  1.2 Form of Underwriting Agreement (Debt Securities) (incorporated by reference from Exhibit 1.1 to Occidental's Registration Statement on Form S-3 (File No.
       333-52053) filed with the Commission on May 7, 1998).
  3.1 Certificate of Trust of Oxy Capital Trust I.
  3.2 Certificate of Trust of Oxy Capital Trust II.
  3.3 Certificate of Trust of Oxy Capital Trust III.
  4.1 Declaration of Trust of Oxy Capital Trust I.*
  4.2 Declaration of Trust of Oxy Capital Trust II.*
  4.3 Declaration of Trust of Oxy Capital Trust III.*
  4.4 Form of Amended and Restated Declaration of Trust for each of Oxy Capital Trust
       I, Oxy Capital Trust II and Oxy Capital Trust III.*
  4.5 Indenture (Senior Debt Securities), dated as of April 1, 1998, between
       Occidental and The Bank of New York, as Trustee (incorporated by reference from Exhibit 4 to Occidental's Registration Statement on Form S-3 (File No.
       333-52053), filed with the Commission on May 7, 1998).
  4.6 Form of Indenture (Subordinated Debt Securities).*
  4.7 Form of Preferred Security (included in Exhibit 4.4).*
  4.8 Form of Subordinated Note (included in Exhibit 4.6).*
  4.9 Form of Preferred Securities Guarantee.*
  5.1 Opinion of Robert E. Sawyer, Esq.*
 12.1 Statement regarding the computation of total enterprise ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends.
 23.1 Consent of Robert E. Sawyer, Esq. (included in Exhibit 5.1).*
 23.2 Consent of Independent Public Accountants (Arthur Andersen LLP).
 23.3 Consent of Independent Public Accountants (KPMG Peat Marwick LLP).
 23.4 Consent of Independent Public Accountants (PricewaterhouseCoopers LLP).
 23.5 Consent of Independent Public Accountants (Pricewaterhouse Coopers LLP).
 24.1 Powers of Attorney (included on pages II-5, 7, 8 and 9 ).
 25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (Senior Debt
       Securities).*
 25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (Subordinated
       Debt Securities).*
 25.3 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Oxy Capital Trust I.*
 25.4 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Oxy Capital Trust II.*
 25.5 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee--Oxy Capital Trust III.*

--------
 * To be filed by amendment
** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) Oxy Capital Trust I, Oxy Capital Trust II and Oxy Capital Trust III each hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Occidental Petroleum Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 18, 1998.

                                          OCCIDENTAL PETROLEUM CORPORATION

                                                      /s/ Ray R. Irani
                                          By: _________________________________
                                                        Ray R. Irani
                                                  Chairman of the Board of
                                                        Directors and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                          TITLE                  DATE
             ---------                          -----                  ----

          /s/ Ray R. Irani           Chairman of the Board of    December 18, 1998
____________________________________  Directors and Chief
            Ray R. Irani              Executive Officer

        /s/ Anthony R. Leach         Executive Vice President    December 18, 1998
____________________________________  and Chief Financial
          Anthony R. Leach            Officer

    /s/ Samuel P. Dominick, Jr.      Vice President and          December 18, 1998
____________________________________  Controller (Chief
      Samuel P. Dominick, Jr.         Accounting Officer)

        /s/ George O. Nolley         Director                    December 18, 1998
____________________________________
          George O. Nolley

        /s/ Rosemary Tomich          Director                    December 18, 1998
____________________________________
          Rosemary Tomich


             SIGNATURE                TITLE         DATE
             ---------                -----         ----

         /s/ J. Roger Hirl           Director December 18, 1998
____________________________________
           J. Roger Hirl

         /s/ John W. Kluge           Director December 18, 1998
____________________________________
           John W. Kluge

        /s/ Rudolfo Segovia          Director December 18, 1998
____________________________________
          Rudolfo Segovia

      /s/ Edward P. Djerejian        Director December 18, 1998
____________________________________
        Edward P. Djerejian

        /s/ Dale R. Laurance         Director December 18, 1998
____________________________________
          Dale R. Laurance

        /s/ Irvin W. Maloney         Director December 18, 1998
____________________________________
          Irvin W. Maloney

          /s/ Aziz Syriani           Director December 18, 1998
____________________________________
            Aziz Syriani

         /s/ John E. Feick           Director December 18, 1998
____________________________________
           John E. Feick

        /s/ John S. Chalsty          Director December 18, 1998
____________________________________
          John S. Chalsty

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 18, 1998.

                                                   OXY CAPITAL TRUST I

                                                /s/ J. R. Havert
                                          By: _________________________________
                                              J. R. Havert, Regular Trustee

                                                /s/ A. R. Leach
                                          By: _________________________________
                                              A. R. Leach, Regular Trustee

                                               /s/ John R. Zaylor
                                          By: _________________________________
                                             John R. Zaylor, Regular Trustee

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 18, 1998.

                                                  OXY CAPITAL TRUST II

                                                /s/ J. R. Havert
                                          By: _________________________________
                                              J. R. Havert, Regular Trustee

                                                /s/ A. R. Leach
                                          By: _________________________________
                                              A. R. Leach, Regular Trustee

                                               /s/ John R. Zaylor
                                          By: _________________________________
                                             John R. Zaylor, Regular Trustee

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Donald P. de Brier, John W. Alden, Robert E. Sawyer and Scott A. King his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement and/or to sign any related Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Oxy Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 18, 1998.

                                                  OXY CAPITAL TRUST III

                                                /s/ J. R. Havert
                                          By: _________________________________
                                              J. R. Havert, Regular Trustee

                                                /s/ A. R. Leach
                                          By: _________________________________
                                              A. R. Leach, Regular Trustee

                                               /s/ John R. Zaylor
                                          By: _________________________________
                                             John R. Zaylor, Regular Trustee